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                                                                  Exhibit 10.7.2

                                AMENDMENT NO. 2
                                       TO
                          CAPACITY PURCHASE AGREEMENT

     This Amendment No. 2, effective April 20, 2000 (the "Effective Date"), amends the Capacity Purchase Agreement ("Agreement") dated June 28, 1999 and amended September 1, 1999, by and between Williams Network, a division of Williams Communications, Inc., a Delaware corporation, ("Williams") and NET-tel Corporation, a Florida corporation ("NET-tel").

     NET-tel Communications, a Delaware corporation ("Parent"), the parent company of NET-tel, has entered into a Securities Purchase Agreement, of even date herewith ("Series C Securities Purchase Agreement"), with Williams and certain other investors. This Amendment No. 2 is being executed and delivered at the closing of the transactions contemplated by the Securities Purchase Agreement. On the Effective Date, concurrently with the execution and delivery of this Amendment No. 2, and in consideration of the receipt of the Credits (as defined below) Parent is issuing 227,015 shares of its Series C Convertible Preferred Stock, par value $.0001 per share, (the "Series C Stock") to Williams.

     This Amendment is made for the purpose of documenting the Agreement with respect to certain of the Installment Payments. Except for the modifications to Paragraph 3.2 below, the terms and conditions of the Agreement shall remain in effect. Paragraph 3.2 of the Agreement is amended to add the following paragraph at the end:


     "As full payment of the purchase price for receipt of the Series C Stock, NET-tel has received a credit in the amount of $2,000,002.15 (the "Credit") to be applied to the Purchase Price. The Credit shall be applied, in accordance with this Section, to the monthly installment payments (each in an amount of $350,399) immediately following the date of this Credit and due on May 2, 2000, June 2, 2000, July 2, 2000, August 2, 2000 and September 2, 2000, and the balance of the Credit shall be applied to the first $248,007.15 of the installment payment, due on October 2, 2000."


     All capitalized terms used herein and not defined herein shall have the meanings given them in the Agreement.

                           [Signature page follows.]
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NET-tel Corporation                         WILLIAMS NETWORK, a division of
                                            WILLIAMS COMMUNICATIONS, INC.


By: /s/ Craig Bandes                        By: /s/ Gordon C. Martin
   ---------------------------------            -------------------------------
Name:   Craig Bandes                        Name:   Gordon C. Martin
     --------------------------------            ------------------------------
Title:  Sr. Vice President                  Title:  Sr. Vice President
      -------------------------------             -----------------------------

                                                    Global Networks Svc.
                                            -----------------------------------

Date: April 20, 2000                        Date: April 20, 2000
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